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                                                                    Exhibit 99.2


  [Excerpted from Reorganization Agreement dated as of August 28, 1997 between
   Aspen Technology, Inc., The SAST Corporation Limited, Special Analysis and
            Simulation Technology Limited, S.A.S.T. Process Limited,
         Special Analysis and Computing Services Limited, SAST, Inc. and
                    Founders of The SAST Corporation Limited]

     5.9. REGISTRATION OF EXCHANGED SHARES.

     (a) HOLDERS AND INITIAL HOLDERS. The rights to registration of shares under this section are for the Founders, and any of their respective (i) successors-in-interest, (ii) family members, trusts wholly or principally for the benefit of family members and affiliates to whom a Founder or its successor-in-interest transfers any of the Registrable Securities (as defined in paragraph (b) of this section) initially issued to such Founder and (iii) any other person or persons to whom a Founder transfers all or substantially all of the Registrable Securities initially issued to such Founder, which family member, trust, affiliate or person described in clause (ii) or (iii) is registered on the books of AspenTech (together with the Founders, such successors-in-interest, family members, trusts, affiliates and other persons are hereinafter sometimes referred to as the "Holders").

     (b) SECURITIES SUBJECT TO THIS SECTION. The securities entitled to the benefits of this section are the Exchanged Shares and any other securities issued by AspenTech in exchange for any of the Exchanged Shares (collectively the "Registrable Securities") but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (i) such security has been effectively registered under the Securities Act and has been disposed of pursuant to such registration statement, (ii) such security is or can be distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act,
(iii) such security has been otherwise transferred and (A) AspenTech has delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Exchanged Shares upon the initial issuance thereof (or other legend of similar import) and (B) in the opinion of counsel to AspenTech, the subsequent disposition of such security shall not require the registration or qualification under the Securities Act or (C) such security has ceased to be outstanding.

     (c) SHELF REGISTRATION. AspenTech agrees that it shall cause to be filed a registration statement (the "Shelf Registration") on Form S-3 or any other appropriate form under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission") and permitting sales in ordinary course brokerage or dealer transactions not involving an underwritten public offering (and shall register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would reasonably be required) covering the entire issue of Registrable Securities and such other shares of Aspen Common as may be included pursuant to registration rights of other holders of Aspen Common. AspenTech shall use its best efforts to (i) cause the Shelf Registration to be declared effective by the Commission on, or as soon as practicable after, the date on which AspenTech first publishes financial results covering at least thirty days of post-acquisition combined operations of AspenTech and the SAST Companies and
(ii) keep the Shelf Registration continuously effective (and register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required for a period

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(the "Shelf Registration Period") of ninety (90) days after the date on which the Shelf Registration is declared effective by the Commission (or such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration have been sold). AspenTech agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by AspenTech for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations thereunder.

     (d) PIGGYBACK REGISTRATION, At any time prior to the first anniversary of the date hereof, whenever AspenTech proposes to file a registration statement under the Securities Act with respect to a public offering of Aspen Common for cash sale by AspenTech for its own account or by any of AspenTech's securityholders, AspenTech shall give written notice (the "Offering Notice") of such proposed filing to each of the Holders at least thirty days before the anticipated filing date. Such Offering Notice shall offer all such Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing, which request for registration (each, a "Piggyback Registration") must be received by AspenTech within fifteen days after the Offering Notice is given. AspenTech shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of the Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the shares of Aspen Common included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise AspenTech in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the market for Aspen Common, AspenTech will not be required to include in such registration the number of Registrable Securities, if any, to be offered for the accounts of Holders or, in AspenTech's discretion, it may include such Registrable Securities of Holders but such Registrable Securities, shall be reduced pro rata on the basis of the relative number of any Registrable Securities requested by each such Holder to be included in such registration to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters.

     (e) EXPENSES. AspenTech shall pay all expenses incident to its performance of or compliance with this Section 5.9, regardless of whether such registration becomes effective, including (i) all Commission, stock exchange or market registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and disbursements of AspenTech's independent public accountants and counsel and
(v) all fees and expenses of any special experts retained by AspenTech in connection with any registration pursuant to the terms of this Agreement; provided, however, that the Holders shall be liable for (A) any fees or commissions of brokers, dealers or underwriters, (B) any transfer taxes and
(C) any fees or expenses of consultants, financial advisors, counsel and other professionals acting on behalf of the Holders in connection with any registration pursuant to the terms of this Agreement.


[For purposes of the foregoing Section 5.9, the following terms have the indicated meanings:

"Aspen Common" means Aspen common stock, $.10 par value.

"AspenTech" means Aspen Technology, Inc.


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"Exchanged Shares" means the shares of Aspen Common exchanged for the previously outstanding shares of common stock of the SAST Companies.

"SAST Companies" means The SAST Corporation Limited and all its majority-owned subsidiaries.

"Securities Act" means the Securities Act of 1933, as amended.]